Oppenheimer International Diversified Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 10 (08/27/2012) to the Registration Statement of Oppenheimer International Diversified Fund (the "Registrant"), Accession Number 0000728889-12-001429, which includes Amendment No. 1 to the Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.